Exhibit 3.55

Form LLC-5.5	Illinois	This space for use by
December 2003	Limited Liability Company Act	Secretary of State
Articles of Organization
Jesse White
Secretary of State
Department of Business Services	SUBMIT IN DUPLICATE	FILE DATE 4/14/2004
Limited Liability Company Division	Must be typewritten
Room 351, Howlett Building
Springfield, IL 62756	This space for use by Secretary of State	JESSE WHITE
http://www.cyberdriveillinois.com
Date 4/14/2004
Payment must be made by certified	Assigned File # 0116 339 6	SECRETARY OF STATE
check, cashier’s check, Illinois attorney’s	Filing Fee $500.00
check, Illinois C.P.A.’s check or money	Approved: PMM
order, payable to “Secretary of State.”

1.	Limited Liability Company Name:	Kimball Hill Homes Illinois, LLC
(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.) 5999 New Wilke Road, Suite 504
Rolling Meadows, IL 60008

3.	The Articles of Organization are effective on: (Check one)
	a)	x	the filing date, or b)	another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)

4.	The registered agent’s name and registered office address is:
	Registered agent:	CT Corporation System
		First Name	Middle Initial	Last Name
	Registered Office:	208 S. LaSalle Street
	(P.O. Box and	Number	Street	Suite #
	c/o are unacceptable)	Chicago, IL 60604	Cook
		City	Zip Code	County

5.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”
Business Code 531390.

6.	The latest date, if any, upon which the company is to dissolve	perpetual	.
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)

7.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a)(8) included as attachment:
	If yes, state the provisions(s) from the ILLCA.	☒ Yes	☐ No
Regulation of the internal affairs of the Company and its Members and Managers shall be governed by an Operating Agreement. (Pursuant to Sec. 15-5 of the Act.)

8.	a) Management is by manager(s):			☐ Yes	☒ No
If yes, list names and business addresses.

	b) Management is vested in the members(s):			☒ Yes	☐ No
If yes, list names and addresses.

	Kimball Hill, Inc.	3187 0551
5999 New Wilke Road
Suite 504
Rolling Meadows, IL 60008

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

	Dated	April 14	,	2004
		(Month/Day)		(Year)

	Signature(s) and Name(s) of Organizer(s)	Address(es)

1.	/s/ James A. Moehling	1.	131 S. Dearborn Street, 30th Floor
	Signature		Number	Street

	James A. Moehling, Organizer		Chicago
	(Type or print name and title)		City/Town
			Illinois	60603
	(Name if a corporation or other entity)		State	Zip Code
2.		2.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	Zip Code
3.		3.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	Zip Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)